                      Securities and Exchange Commission
                             Washington D.C. 20549


                          --------------------------

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               January 23, 1998


                                   OPTI INC.
            (Exact name of Registrant as specified in its charter)


       California                   0-19749                 77-0220697
(State or other jurisdiction  (Commission File Number)    (IRS Employer
of Incorporation)                                          Identification No.)


                               888 Tasman Drive
                          Milpitas, California 95035
         (Address of principal executive offices, including zip code)


                                (408) 486-8000
                            ----------------------
             (Registrant's telephone number, including area code)

   The purpose of this Amendment is to file Pro Forma Financial Information

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro Forma Financial Information

The accompanying unaudited pro forma condensed financial information gives effect to the sale of the audio operations as if the transaction had occurred on January 1, 1996 for purposes of the unaudited statements of operations, and as of September 30, 1997 for purposes of the unaudited balance sheet. No profit from the sale has been reflected in the unaudited pro forma condensed statements of operations due to the nonrecurring nature of the transaction.

Actual gain on the sale of the audio operations will be reported in OPTi, Inc's audited consolidated financial statements included in Form 10-K for the year ended December 31, 1997 to be filed no later than March 31, 1998.

                                   OPTI INC.
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements represent the transaction in which OPTi, Inc. (the "Company") sold the assets associated with its audio operations, under the terms of the Asset Purchase Agreement dated November 22, 1997, to Creative Technology ("Creative"), an unaffiliated, Singapore corporation. The sale was consummated on November 26, 1997.

Under the terms of the Asset Purchase Agreement, the Company transferred to Creative all of the Audio operations assets except for accounts receivable and inventory relating to that operation. All liabilities of the audio operations were retained by the Company except for obligations relating to license
agreements and a supply contract.   At closing, Creative paid the Company
$14,000,000 in cash and delivered a warrant to purchase 200,000 shares of OPTi's common stock at a price of $10.00 per share which expires in 2002.

The Company's revenues from the sale of its audio products represented approximately 28% and 27% of the Company's revenues in 1996 and the first nine months of 1997, respectively. Fourteen million dollars of the purchase price, paid in cash, is being used by the Company to fund its daily operations; however, by selling the Audio Assets, the Company loses a significant source of continued revenue.

The unaudited condensed financial information (OPTi Net of Audio Assets to be Sold") gives effect to the sale of the audio operations as if the transaction had occurred on January 1, 1996 for purposes of the unaudited statements of operations, and as of September 30, 1997, for purposes of the unaudited balance sheet.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the sale had been consummated as presented in the accompanying unaudited pro forma condensed financial information nor is it necessarily indicative of future operating results or financial position.

The unaudited pro forma condensed financial information should be read in conjunction with the accompanying note and the historical financial statements, including the notes.

           NOTE TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     YEAR ENDED DECEMBER 31, 1996 AND NINE MONTHS ENDED SEPTEMBER 30, 1997


The pro forma condensed financial statements give effect to the following pro forma adjustments:

On November 26, 1997, OPTi, Inc. (the "Company") sold some of the assets associated with its audio operations, (the "Audio Assets"), substantially under the terms of the Asset Purchase Agreement dated November 22, 1997, to Creative Technology Ltd., ("Creative"), an unaffiliated, Singapore corporation.

Under the terms of the Asset Purchase Agreement, the Company transferred to Creative all of the Audio Assets except for the accounts receivable and inventory of the operation. All liabilities of the audio operations were retained by the Company except for certain obligations relating to licensing agreements and a supply contract. At closing, Creative paid the Company $14,000,000 in cash and delivered a warrant to purchase 200,000 Shares of OPTi's Common Stock at a price of $10.00 per share and expiring in 2002.

The Company's revenues from the sale of its audio products represented approximately 28% and 27% of the Company's revenues in 1996 and the first nine months of 1997, respectively. Fourteen million dollars of the purchase price, paid in cash, is being used by the Company to fund its daily activities; however, by selling the Audio Assets, the Company loses a significant source of continued revenue.

                                                             OPTi Inc.
                                            Unaudited Pro Forma Statement of Operations
                                                   Year Ended December 31, 1996
                                             ($, in thousands, except per share data)


                                                                                                OPTi Inc.
                                                                                               Less Audio
                                                                        Less OPTi               Business
                                                  OPTi Inc.          Audio Business           to be Sold
                                                  --------           --------------           ----------
                                                   (a)                    (b)                      (c)

Net Sales                                         $118,725               $33,738                  $84,987

Costs and Expenses:
 Cost of sales                                     111,395                23,359                   88,036
 Research and development                           14,084                 2,145                   11,939
 Selling, general and administrative                16,916                   970                   15,946
                                                  --------               -------                 --------
Total costs and expenses                           142,395                26,474                  115,921
                                                  --------               -------                 --------
Operating loss                                     (23,670)                7,264                  (30,934)
                                                  --------               -------                 --------
Interest income and other                            2,417                    --                    2,417
Interest expense                                      (441)                   --                      441
                                                  --------               -------                 --------
                                                     1,976                    --                    1,976
                                                  --------               -------                 --------
Loss before benefit for income taxes               (21,694)                7,264                  (28,958)
Benefit for income taxes                            (7,636)                   --                   (7,636)
                                                  --------               -------                 --------
Net loss                                          ($14,058)              $ 7,264                 ($21,322)
                                                  ========               =======                 ========
Net loss per share                                  ($1.13)                                        ($1.71)
                                                  ========                                       ========
Shares used in calculation of
 net loss per share                                 12,440                                         12,440
                                                  ========                                       ========

(a) Represents historical OPTi Inc. financial statements, including audio business to be sold.

(b) Represents historical OPTi Inc. audio business, to be sold, exclusive of any gain realized on the sale.

(c) Represents historical OPTi Inc., net of audio business to be sold, exclusive of any gain realized on the sale of the audio business.



                                                             OPTi Inc.
                                            Unaudited Pro Forma Statement of Operations
                                                        September 30, 1997
                                             ($, in thousands, except per share data)

                                                                                                OPTi Inc.
                                                                                                Less Audio
                                                                        Less OPTi                Business
                                                    OPTi Inc.        Audio Business             to be Sold
                                                    --------         --------------             ----------
                                                       (a)                 (b)                     (c)
Net Sales                                            $54,211              $14,865                   $39,346

Costs and Expenses:
  Cost of sales                                       40,579               14,413                    26,166
  Research and development                             9,874                1,797                     8,077
  Selling, general and administrative                 11,448                  969                    10,479
  Restructuring                                        1,213                    5                     1,208
                                                    --------             --------                ----------
Total costs and expenses                              63,114               17,184                    45,930
                                                    --------             --------                ----------
Operating loss                                        (8,903)              (2,319)                   (6,584)

Interest income and other                              1,987                   --                     1,987
                                                    --------             --------                ----------
Loss before benefit for income taxes                  (6,916)              (2,319)                   (4,597)
Benefit for income taxes                                (137)                  --                      (137)
                                                    --------             --------                ----------
Net loss                                             ($6,779)             ($2,319)                  ($4,460)
                                                    ========             ========                ==========

Net loss per share                                    ($0.53)                                        ($0.35)
                                                    ========                                     ==========
Shares used in calculation of
  net loss per share                                  12,762                                         12,762
                                                    ========                                     ==========

(a) Represents historical OPTi Inc. financial statements, including audio business to be sold.

(b) Represents historical OPTi Inc. audio business to be sold, exclusive of any gain realized on the sale.

(c) Represents historical OPTi Inc., net of audio business to be sold, exclusive of any gain realized on the sale of the audio business.



                                   OPTi Inc.
                              Unaudited Pro Forma
                            Condensed Balance Sheet
                              September 30, 1997
($, in thousands)

                                                               OPTi Net
                                                 OPTi Audio    of Audio
                                                   Assets       Assets
                                    OPTi Inc.    to be Sold   to be Sold
                                    ---------    -----------  ----------
                                      (a)            (b)         (c)
Assets
---------
 Cash and cash equivalents           55,835        13,875       69,710
 Accounts, receivable, net           10,570            --       10,570
 Inventories                          5,807          (825)       4,982
 Other current assets                12,235          (450)      11,785
                                    -------       -------     --------
                                     84,447        12,600       97,047

 Property and equipment, net         12,947          (209)      12,738
 Other assets                         8,229            --        8,229
                                    -------       -------     --------
Total Assets                        105,623        12,391      118,014
                                    =======       =======     ========

Liabilities and equity
------------------------
 Accounts payable                     6,278            --        6,278
 Other current liabilities            4,849            --        4,849
                                    -------       -------     --------
                                     11,127             0       11,127

 Long-term liabilities                3,771            --        3,771
 Shareholder's equity                90,725        12,391      103,116
                                    -------       -------     --------
Total liabilities and equity        105,623        12,391      118,014
                                    =======       =======     ========

(a) Represents historical OPTi Inc. financial statements, including audio business to be sold.

(b) Represents historical OPTi Inc. audio business to be sold, and initial cash consideration received there from net of expenses incurred for transaction costs of $125K and inventory writedown of $825K.

(c) Represents historical OPTi Inc., net of audio business to be sold, and cash consideration there from.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           OPTi INC.
                                         (Registrant)

Date: January 23, 1998           By: /s/ David Zacarias
                                     -----------------------------------
                                     David Zacarias
                                     -----------------------------------
                                     Chief Operating/Financial Officer
                                     -----------------------------------